UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2019

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

Registrant telephone number, including area code (206) 272-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FFIV	NASDAQ Global Select Market

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 9, 2019, F5 Networks, Inc., a Washington corporation (“F5”) entered into a Merger Agreement (the “Merger Agreement”) with Nginx, Inc., a British Virgin Islands company (“Nginx”), Neva Merger Sub Limited, a British Virgin Islands company and a wholly owned subsidiary of F5 (“Merger Sub”) and Fortis Advisors LLC, a Delaware limited liability company, as security holder representative (the “Securityholder Representative”). The transaction closed on May 8, 2019. Pursuant to the Merger Agreement, the transaction was structured as a merger of Merger Sub with and into Nginx (the “Merger”), with Nginx surviving the Merger and becoming a wholly-owned subsidiary of F5.

Pursuant to the Merger Agreement, at the effective time of the Merger, the capital stock of Nginx and the vested outstanding and unexercised stock options in Nginx were cancelled and converted to the right to receive approximately $670,000,000 in cash, subject to certain adjustments and conditions set forth in the Merger Agreement, and the unvested stock options and restricted stock units in Nginx held by continuing employees of Nginx were assumed by F5, on the terms and conditions set forth in the Merger Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 2.1 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2019 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

F5 issued a press release on May 9, 2019 announcing the closing. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, and software and F5aaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisition of NGINX and potential adverse reactions or changes to business or employee relationships. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this announcement are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Merger Agreement, dated March 9, 2019, by and among F5 Networks, Inc., Nginx, Inc., Neva Merger Sub Limited and Fortis Advisors LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 11, 2019).

99.1	Press Release, dated May 9, 2019 (regarding announcement of the closing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.

Date: May 9, 2019		(Registrant)

	By:	/s/ Frank Pelzer
Frank Pelzer
Executive Vice President and Chief Financial Officer